UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to Section 240.14a-12
SUN COUNTRY AIRLINES HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Dear Fellow Stockholders,
The post-COVID demand recovery has been rapid and extreme. Today, demand remains as strong as ever. To meet this customer demand, our focus has been to grow our scheduled service. Compared to 2019, we operated about 26% more block hours in 2022. We expect to continue that growth in 2023, when we expect to increase that metric to 40%.
While aircraft manufacturers have been slow to increase production levels, creating a shortage of available used aircraft, we’re positioned to support all our near-term growth through increased utilization. We are attracting and retaining the staff we need to meet our growth objectives. In other words, Sun Country has the people, aircraft and strategy to take advantage of the recovery in leisure travel demand.
2022 highlights:
•	I’m especially proud that Sun Country finished first in completion factor in what was a tough year for airline operations across the industry.
•	To support our growth, we opened our new pilot training facility in Eagan, MN.
•	We completed the transition to a majority independent board.
•	We were also able to build a board with 50% women directors.
•	We launched the first mainline Essential Air Service program in partnership with the community of Eau Claire, WI.
•	We grew our passenger fleet by seven additional aircraft. Currently, we have 54 aircraft in operation compared to 31 at the beginning of the COVID pandemic.
•	We acquired five 737-900ERs that will remain on lease to Oman Air until they are inducted into our passenger fleet beginning in late 2024 and 2025.
We are well positioned for strong financial performance in 2023 as we recover fleet utilization to 2019 levels.
Thank you for supporting our business. We look forward to seeing you at our annual meeting of stockholders.
Jude Bricker
Chief Executive Officer

SUN COUNTRY AIRLINES HOLDINGS, INC.
2005 Cargo Road
Minneapolis, MN 55450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sun Country Airlines Holdings, Inc. (the “Company”). The Annual Meeting will be held virtually on June 14, 2023, at 9:00 A.M., Central Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SNCY2023 where you will be able to listen to the meeting live, submit questions and vote online. The Annual Meeting is being held for the following purposes:
1.
The election of Marion Blakey and Patrick O’Keeffe to the Board as Class II directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2026;

2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.
Holders of the Company’s common stock, par value $0.01 per share (“common stock”), of record at the close of business on April 18, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.
We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Central Time, on June 14, 2023 to allow ample time for online check-in. A complete list of stockholders entitled to vote at the Annual Meeting will be available on the Annual Meeting website set forth above using the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
We will furnish proxy materials to our stockholders via the Internet to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders. Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2022 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.
If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at IR@suncountry.com.
April 28, 2023	By order of the Board of Directors

/s/ Rose Neale
Senior Vice President, General Counsel and Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend Sun Country Airlines Holdings, Inc.’s annual meeting, please submit your proxy or voting instructions as soon as possible. We strongly encourage you to submit your voting instructions.
We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Some Questions You May Have Regarding This Proxy Statement” beginning on page 1 of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING
The proxy statement for the Annual Meeting and the Company’s annual report are available on the Internet at ir.suncountry.com.

i

SUN COUNTRY AIRLINES HOLDINGS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders of Sun Country Airlines Holdings, Inc. to be held on June 14, 2023
Some Questions You May Have Regarding This Proxy Statement
Why did I receive these proxy materials?
The Board of Directors (the “Board of Directors”) of Sun Country Airlines Holdings, Inc. (the “Company”) is soliciting proxies for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on June 14, 2023, at 9:00 A.M., Central Time. As a stockholder as of the close of business on April 18, 2023, which is the record date (the “Record Date”) fixed by the Board of Directors, you are invited to attend the Annual Meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2022 is available to review with this proxy statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 28, 2023. The Notice contains instructions on how to access this proxy statement and our annual report online.
What proposals will be voted on at the Annual Meeting?
The two matters scheduled to be voted on at the Annual Meeting are:
1.
The election of Marion Blakey and Patrick O’Keeffe to the Board as Class II directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2026; and

2.	The ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
How can I attend the Annual Meeting?
The Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and submit questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SNCY2023. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, follow the instructions from your broker or bank to access the Annual Meeting.
The webcast of the Annual Meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time to allow reasonable time for the check-in procedures.
Who can vote at the Annual Meeting?
Anyone owning shares of common stock at the close of business on April 18, 2023, the Record Date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•	You may vote electronically at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by proxy or electronically at the Annual Meeting.
During the Meeting - go to www.virtualshareholdermeeting.com/SNCY2023.
•
You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

•
You may vote by telephone. To vote over the telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 13, 2023.

•
You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 13, 2023.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•	Providing another proxy, or using any of the available methods for voting, with a later date;
•	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•
Attending the Annual Meeting and voting electronically. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. The person named in the proxy has been designated as a proxy for the Annual Meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxy’s judgment.
What are my voting rights?
Each share of common stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on April 18, 2023, the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 56,245,632 shares of common stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 2005 Cargo Road Minneapolis, MN 55450, from Rose Neale, General Counsel, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•	FOR the election of each of the director nominees;
•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Where can I view the proxy materials on the Internet?
The Notice provides you with instructions on how to:
•	View proxy materials for the Annual Meeting via the Internet; and
•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at www.proxyvote.com and at ir.suncountry.com.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 2) is considered “routine.” The election of Class II directors (Proposal No. 1) is considered “non-routine.”
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal because they are “not entitled to vote” on “non-routine” matters. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Class II Directors. Directors are elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class II Directors). You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: Ratification of Appointment of KPMG LLP. The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of elections.
May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
What if additional matters are presented at the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Rose Neale, our General Counsel, to vote on such matters at her discretion.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.
How can I obtain information about the Company?
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available on our website at www.ir.suncountry.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, by sending a request in writing to Christopher Allen, Investor Relations, Sun Country Airlines Holdings, Inc., 2005 Cargo Road Minneapolis, MN 55450. Capitalized terms used in, but not defined in, this proxy statement have meanings as defined in our fiscal 2022 Annual Report on Form 10-K.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors following our initial public offering (the “IPO”), which were one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under the Company’s bylaws and certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not less than three nor more than fifteen. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board of Directors currently consists of eight directors.
All of the nominees for Class II directors are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s certificate of incorporation and bylaws.
Certain Stockholder Rights to Nominate Directors
Under our Stockholders Agreement (as defined below), SCA Horus Holdings, LLC (the “Apollo Stockholder”), which is an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”), has the right, but not the obligation, at any time until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 5% of our issued and outstanding common stock, to nominate a number of directors comprising a percentage of our Board of Directors in accordance with their beneficial ownership of our outstanding common stock (rounded up to the nearest whole number), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of our outstanding common stock, the Apollo Stockholder will have the right to nominate a majority of the directors. We refer to the directors nominated by the Apollo Stockholder based on such percentage ownership as the “Apollo Directors.” See “Certain Relationships and Related Party Transactions—Stockholders Agreement.” As of the date of this proxy statement Apollo holds 33.5% of our issued and outstanding common stock.
For so long as Amazon.com Services, LLC (together with affiliates, “Amazon”) holds the warrants granted to it in 2019 (the “2019 Warrants”) or any shares of common stock issued upon exercise of the 2019 Warrants and the Air Transportation Services Agreement (“ATSA”) with Amazon remains in effect, Amazon will have the right to nominate a member or an observer to our Board of Directors. We refer to the director nominated by Amazon, if any, as the “Amazon Director.”
As of the date of this proxy statement, there are no Apollo Directors on our Board of Directors and Amazon has not exercised its right to nominate a member or an observer to our Board of Directors.

THE BOARD OF DIRECTORS
The following table sets forth certain information about our directors as of the date of this proxy statement.
Name	Age	Position
Jude Bricker	49	Chief Executive Officer; Director
Dave Davis	56	President and Chief Financial Officer; Director
Marion Blakey	75	Director
Thomas C. Kennedy	57	Director
Patrick O’Keeffe	59	Director
Gail Peterson	44	Director
Kerry Philipovitch	52	Director
Jennifer Vogel	61	Chair; Director
Class II Directors
The term of the following two Class II directors will expire at the Annual Meeting. Ms. Blakey and Mr. O’Keeffe are the only nominees for election at the Annual Meeting for a term that will expire at the 2026 annual meeting of stockholders and until each of their successors has been duly elected and qualified.
Marion Blakey has been a member of our Board of Directors since December 2021. Ms. Blakey currently serves as a non-executive director for several corporations and organizations, having retired from Rolls-Royce North America Inc. in 2018 as President and Chief Executive Officer. Prior to joining Rolls-Royce, Blakey served as President and Chief Executive Officer of the Aerospace Industries Association for eight years. From 2002 to 2007, Blakey was Administrator of the Federal Aviation Administration. Prior to 2002, she held several senior positions including Chairman of the National Transportation Safety Board and Administrator of the U.S. Department of Transportation’s National Highway Traffic Safety Administration, as well as ran her own consulting firm focusing on transportation and infrastructure issues. Ms. Blakey has received numerous honorary degrees and awards including the National Aeronautic Association’s 2011 Henderson Trophy, Aviation Week & Space Technology’s 2013 Laureate Award, and the National Aeronautic Association’s 2013 Wright Brothers Memorial Trophy, and most recently, the Carol B. Hallett Award from the U.S. Chamber of Commerce and the L. Welch Pogue Award from Aviation Week & Space Technology and the International Aviation Club. Blakey’s board experience is vast, and includes recent roles serving on the board of Alaska Airlines Group and NASA’s National Advisory Council. Ms. Blakey graduated from Mary Washington College of the University of Virginia before continuing graduate work at Johns Hopkins University, School of Advanced International Studies. Ms. Blakey is a valuable member of the Board of Directors because of her experience in the airline industry, including her leadership positions in both the private and public sectors, and her past experience as a director of other public companies.
Patrick O’Keeffe has been a member of our Board of Directors since April 2022. Mr. O’Keeffe brings more than 30 years of experience in the airline industry at American Airlines Group, Inc. O’Keeffe is the former senior human resources officer for American Airlines. From 2017 to 2020, he led American’s global People team, managing talent acquisition and development, compensation, health and wellness, pension and 401(k) management, team member engagement as well as diversity, equity and inclusion. Prior to that, he held multiple leadership positions in IT at American. He is on the board of advisors for ID90 Travel. He also serves on the board of Lambda Legal. He earned an MBA from Rice University in Houston and a BBS in accounting and finance from the University of Limerick in Ireland. Mr. O’Keeffe is a valuable member of the Board of Directors because of his experience as an executive at a large public company and his expertise in the airline industry.
The Board of Directors recommends that the stockholders vote FOR the election of the nominees for Class II directors listed above.
Class III Directors
The term of the following three Class III directors will expire at the 2024 annual meeting of stockholders.
Jude Bricker has served as our Chief Executive Officer since July 2017 and as a member of our Board of Directors since April 2018. Mr. Bricker has 18 years of experience in the aviation industry. He previously served as the Chief Operating Officer of Allegiant Travel Company from January 2016 to June 2017, as well as various other leadership roles from 2006 to 2016. As Chief Operating Officer of Allegiant Travel Company, Mr. Bricker was the senior executive responsible for marketing, network, operations, treasury, fleet, scheduling, pricing, ancillary products, digital, distribution, charters, loyalty and investor relations. From July 2004 to May 2006, Mr. Bricker was a finance manager at American Airlines. As the Company’s current Chief Executive Officer, Mr. Bricker is a valuable member of our Board of Directors because he has a direct connection to senior management and the benefit of management’s perspective on the Company’s business and immediate strategic goals. He provides leadership, extensive knowledge of the Company, and insight on the day to day operation of the business. Mr. Bricker holds a BS in Civil Engineering from Texas A&M University and an MBA from the University of Texas.
Dave Davis has served as our Chief Financial Officer and a member of our Board of Directors since April 2018 and as our President since December 2019. Prior thereto, from December 2017 to April 2018, Mr. Davis was an advisor to Sun Country. From July 2014 to February 2017, Mr. Davis served as Chief Executive Officer and a member of the board of directors, and from November 2012 to June 2014, served as Chief Financial Officer and Chief Operating Officer, of Global Eagle Entertainment, Inc., a leading global provider of media content and satellite-based connectivity systems for use in commercial aviation, maritime and remote land-based applications. Prior thereto, Mr. Davis was the Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc., the world’s fourth largest airline prior to its sale to Delta Air Lines in 2008. Additionally, Mr. Davis has held various finance leadership positions at US Airways, Perseus LLC and Budget Group, as well as served on the boards of directors of Globecomm Systems, Inc., Lumexis Corporation and ARINC Corporation. Mr. Davis received a Bachelor of Aerospace Engineering and Mechanics degree and an MBA from the University of Minnesota. Mr. Davis is a valuable member of the Board of Directors because he has a direct connection to senior management and the benefit of management’s perspective on the Company’s business and immediate strategic goals. He also has diverse experience with a wide range of industries, allowing him to bring additional perspective to the board.
Kerry Philipovitch has been a member of our Board of Directors since December 2020. Ms. Philipovitch also serves on the boards of Avianca Airlines, hospitality wine management company Intervine, and technology start-up OptIn. She served in aviation management roles for 23 years, most recently as Senior Vice President-Customer Experience for American Airlines. She oversaw airline operations impacting critical measures of customer value, including worldwide airport customer service, ramp, and baggage operations; onboard flight service and catering; global call centers; cargo; customer planning; and service recovery. In addition to her operating responsibilities, Ms. Philipovitch worked with the NAACP and other important community partners to develop an inclusion and diversity strategy for the airline, and frequently served as a subject matter expert in educating government officials on important industry issues. Ms. Philipovitch was selected as an honoree for the Dallas Business Journal’s 2019 Women in Business Awards, an award that recognizes business leaders for impressive professional achievements and proven track record. Profiles in Diversity Journal named her as a Woman Worth Watching, and the Phoenix Business Journal selected her as one of the most influential business leaders in the Phoenix area. She has offered expert testimony in two congressional hearings. Passionate about inspiring female leaders, she frequently speaks to groups, offering advice on how to deliver results and advance their careers. Ms. Philipovitch graduated with a Bachelor of Arts in economics from Tulane University and received her master of business administration from the University of Michigan. Ms. Philipovitch is a valuable member of the Board of Directors because of her experience in the airline industry.
Class I Directors
The term of the following three Class I directors will expire at the 2025 annual meeting of stockholders.
Thomas C. Kennedy has been a member of our Board of Directors since April 2021. Mr. Kennedy currently serves as President and CFO of SIXT Rent a Car USA. Previously, Mr. Kennedy served as Senior Executive Vice President and Chief Financial Officer of Hertz Global Holdings from 2013 to 2018. Hertz filed for bankruptcy protection in May 2020. Prior to joining Hertz, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Hilton Worldwide Holdings from 2008 to 2013. Between 2003 and 2007, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Vanguard Car Rental, parent company of the National Car Rental and Alamo Rental Car brands. Prior to joining Vanguard, Mr. Kennedy served in a number of financial positions with increasing responsibilities from 1992 to 2003 at Northwest Airlines, Inc., a global network airline, including Senior Vice President and Corporate Controller; Vice President, Financial Planning and Analysis; Managing Director, Corporate Planning; and, Director Finance and Information Services, Pacific

Division, Tokyo, Japan. Mr. Kennedy graduated from Tulane University, summa cum laude and Phi Beta Kappa with a Bachelor of Arts degree majoring in Economics in 1987 where he also was a three-year letterman swimmer. Mr. Kennedy received his Master of Business Administration degree from Harvard University in 1992. Between his undergraduate and graduate studies, Mr. Kennedy worked for Merrill Lynch Capital Markets in their Public Finance investment banking division from 1987 to 1990. Mr. Kennedy serves on the board of the Lobeck Taylor Family Foundation. Mr. Kennedy is a valuable member of the Board of Directors because of his experience as an executive at large public companies and his financial expertise.
Gail Peterson has been a member of our Board of Directors since January 2023. Ms. Peterson currently serves as Executive Vice President and Global Chief Marketing Officer at Ecolab, Inc. overseeing the company’s global brand, global communications, market research, sustainability and water partnership teams. Ms. Peterson previously served as vice president of marketing for Ecolab’s Global Healthcare business. Prior to joining Ecolab in 2016, she spent 15 years as a marketing executive at General Mills, Inc. Ms. Peterson currently serves on the board of the Minnesota Children’s Museum and the Minnesota Chamber of Commerce. She is a member of the Executive Leadership Council, Black Executive CMO Alliance, African American Leader Council, Ecolab’s DE&I Executive Council and was a founding member of Ecolab’s Black Leaders Forum. Ms. Peterson has been named to Savoy’s “Top 100 Black Executives” list and Women’s Inc.’s “Most Influential Women in Business.” Ms. Peterson earned her bachelor’s degree in psychology from Princeton University and her MBA from Harvard Business School. Ms. Peterson is a valuable member of the Board of Directors because of her experience as an executive at a large public company and her marketing expertise.
Jennifer Vogel has been a member of our Board of Directors since October 2022 and has served as our Chair since March 2023. Ms. Vogel is the former senior vice president, general counsel, secretary and chief compliance officer of Continental Airlines, Inc. Ms. Vogel is currently on the board of AAR Corp. and has served on various other public company boards, including Virgin America. She also serves on the board of the Telluride Regional Airport Authority and on the National Council of the World Wildlife Fund. Recognitions include “Most Influential Corporate Board Directors” by Women’s Inc. and “Most Powerful and Influential Women in Texas” by the Texas Diversity Council and Texas Diversity Magazine. Ms. Vogel earned her BBA from the University of Iowa and her JD from the University of Texas. Ms. Vogel is a valuable member of the Board of Directors because of her experience as a highly successful corporate executive with over 25 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines, her legal and corporate governance expertise, her experience in regulatory issues, mergers and acquisitions, ethics and compliance matters and her past experience as a director of other public companies, including Virgin America, Inc.
Board Diversity Matrix
Board Diversity Matrix (as of April 28, 2023)
Board Size:
Total Number of Directors	8
	Female	Male	Non- Binary	Did not Disclose Gender
Gender:
Directors	4	4	0	0
Number of Directors who identify in Any of the Categories Below:
Africa American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	1	0	0	0
LGBTQ+	1
Military Veteran	1

Required Vote
Class II directors will be elected by a plurality of the votes cast at the Annual Meeting (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class II directors). Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

CORPORATE GOVERNANCE
Director Independence
The Nasdaq listing standards require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. The Board of Directors has determined that Marion Blakey, Thomas C. Kennedy, Patrick O’Keeffe, Gail Peterson, Kerry Philipovitch and Jennifer Vogel are all independent directors, as such term is defined by the applicable rules and regulations of Nasdaq.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. For example, the Safety Committee is responsible for overseeing the risks associated with our operations, the Compensation Committee of the Board of Directors is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board of Directors oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.
The Chair of our Board of Directors, Jennifer Vogel, and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chair of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chair and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Board of Directors does not currently have a policy as to whether an independent director may be appointed as lead director.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chair and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.
Board of Directors Meetings and Committees
During the fiscal year ended December 31, 2022, the Board of Directors held nine Board meetings and four regular meetings for each committee. Our Directors had a 94.5% attendance rate for the meetings of the Board of Directors and 100% attendance rate for the meetings of the committees on which they served.
The Board of Directors has four committees:
•	Audit;
•	Compensation;
•	Nominating and Corporate Governance; and
•	Safety

The Audit, Compensation, Nominating and Corporate Governance and Safety committees operate under written charters which are available at the Company’s website at www.ir.suncountry.com. Committee charters are also available in print upon the written request of any stockholder. The current committee composition of our Board of Directors is as follows:
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Safety Committee
Jude Bricker				C
Dave Davis
Marion Blakey		C		✔
Thomas C. Kennedy	C
Patrick O’Keeffe		✔	✔
Gail Peterson			✔
Kerry Philipovitch	✔		C	✔
Jennifer Vogel	✔	✔
C = Chairperson
✔ = Member
Audit Committee
The Audit Committee held a total of four regular meetings in 2022. Our Audit Committee consists of Thomas C. Kennedy, as chairperson, Kerry Philipovitch and Jennifer Vogel.
Our Board of Directors has determined that Mr. Kennedy qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Kennedy, Ms. Philipovitch and Ms. Vogel are independent as independence is defined in Rule 10A-3 of the Exchange Act and Nasdaq’s listing standards. The principal duties and responsibilities of our Audit Committee are as follows:
•	to prepare the annual Audit Committee report to be included in our annual proxy statement;
•	to oversee and monitor our accounting and financial reporting processes;
•	to oversee and monitor the integrity of our financial statements and internal control system;
•	to oversee and monitor the independence, retention, performance and compensation of our independent auditor;
•	to oversee and monitor the performance, appointment and retention of our internal audit department;
•	to discuss, oversee and monitor policies with respect to risk assessment and risk management, and
•	to oversee and monitor our compliance with legal and regulatory matters.
The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
Compensation Committee
The Compensation Committee held a total of four regular meetings in 2022. Our Compensation Committee consists of Marion Blakey, as chairperson, Patrick O’Keeffe and Jennifer Vogel. The principal duties and responsibilities of the Compensation Committee are as follows:
•	to review, evaluate and make recommendations to the full Board of Directors regarding our compensation policies and programs;
•
to review and approve the compensation of our chief executive officer, other executive officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements;

•	to review and make recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based compensation plans and pension plans;
•	to administer incentive compensation and equity-related plans and pension plans;
•	to review and make recommendations to the Board of Directors with respect to the financial and other performance targets that must be met; and
•	to prepare an annual Compensation Committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held a total of four regular meetings in 2022. Our Nominating and Corporate Governance Committee consists of Kerry Philipovitch, as chairperson, Patrick O’Keeffe and Gail Peterson. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;
•
to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;

•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;
•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	to set and review the compensation of the non-executive members of the Board of Directors;
•	to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and
•	to oversee the evaluation of our Board of Directors.
Safety Committee
Our Safety Committee consists of Jude Bricker, as chairperson, Marion Blakey and Kerry Philipovitch. The principal duties and responsibilities of the Safety Committee are as follows:
•	to assist the board with overseeing the Company’s safety and security processes, procedures and reporting;
•	to monitor management’s efforts to ensure the safety of our passengers and employees;
•	to review our policies, procedures and investments and monitor our activities with respect to information security;
•	to monitor and assist management in creating a uniform safety culture that achieves the highest possible industry standards; and
•	to periodically review all aspects of airline safety and security with management and outside experts as necessary.
Compensation Committee Interlocks and Insider Participation
Members of our Compensation Committee during 2022 included Marion Blakey, Antoine Munfakh, Patrick O’Keeffe, Kerry Philipovitch and Jennifer Vogel. None of these directors has ever served as an officer or employee of the Company. During 2022, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.

Identifying and Evaluating Candidates for the Board of Directors
In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee takes into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials.
Code of Conduct and Ethics
Our Board of Directors has adopted a code of conduct and ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://www.ir.suncountry.com. The code of conduct is available on our website.
Executive Sessions of Non-Management Directors
The non-management directors of the Company meet in executive sessions without management on a regular basis.
Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs do not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Rose Neale, General Counsel, Sun Country Airlines Holdings, Inc., 2005 Cargo Road Minneapolis, MN 55450. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of our directors to attend each annual meeting of stockholders.
Insider Trading Policy; Prohibition on Hedging
Our Board of Directors has adopted a securities trading policy, which prohibits our directors, executive officers and other designated employees from, among other things, purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in market value of our equity securities. Our securities trading policy also prohibits directors, officers, and employees from engaging in the following activities with respect to our securities: (i) short sales, (ii) buying or selling puts, calls, options or other derivatives, and (iii) purchases of securities on margin.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.
Name	Age	Position
Jude Bricker	49	Chief Executive Officer; Director
Dave Davis	56	President and Chief Financial Officer; Director
Gregory Mays	54	Chief Operating Officer and Executive Vice President
Eric Levenhagen	41	Chief Human Resource Officer and Senior Vice President
Brian Davis	43	Chief Marketing Officer and Senior Vice President
Grant Whitney	46	Chief Revenue Officer and Executive Vice President
John Gyurci	52	Vice President, Finance, and Chief Accounting Officer
Bill Trousdale	54	Vice President, Financial Planning & Analysis, and Treasurer
Rose Neale	48	General Counsel, Senior Vice President and Secretary
Jude Bricker. For the biography of Jude Bricker, please see “Proposal 1 – Election of Directors—The Board of Directors—Class III Directors.”
Dave Davis. For the biography of Dave Davis, please see “Proposal 1 – Election of Directors—The Board of Directors—Class III Directors.”
Gregory Mays has served as our Chief Operating Officer since June 2019. Mr. Mays has 29 years of experience in the aviation industry. Prior to joining us, he served as a senior industry advisor with Boston Consulting Group beginning in February 2019. Prior thereto he served seven years at Alaska Airlines from 2011 to 2018, most recently in the role of Vice President of Labor Relations from September 2018 to December 2018. Prior to that Mr. Mays served as Vice President of Maintenance and Engineering. Prior thereto Mr. Mays served at Delta Air Lines, Inc. for 13 years from 1998 to 2011 and started his career at The Boeing company from 1992 to 1998. Over the period has served in various leadership capacities such as maintenance and engineering, airport operations, cargo operations, labor relations, and design/test engineering. Mr. Mays earned a BS in Aerospace Engineering from the University of Alabama and an MBA from Emory University.
Eric Levenhagen was named Chief Human Resources Officer in July 2022. Prior to being named CHRO, since 2018, he served as General Counsel and Chief Administrative Officer. Mr. Levenhagen joined Sun Country as General Counsel in September 2016 and was promoted to Executive Vice President of Legal in 2017. Prior to joining Sun Country, Mr. Levenhagen was Assistant General Counsel at Landmark Aviation, an aviation services company, and a practicing corporate attorney. He was an adjunct professor of business law and ethics at Belhaven University from 2010-2016. Before practicing law, Mr. Levenhagen served in marketing and finance roles at several companies including Northwest Airlines. He received his BS degree from Texas Christian University and his JD from Mitchell Hamline School of Law.
Brian Davis has served as our Chief Marketing Officer since January 2018. Mr. Davis previously served as Special Advisor on Business Strategy to Wingo, a subsidiary of Copa Airlines, from June 2017 to January 2018. From 2005 to 2017, Mr. Davis served in a number of leadership roles at Allegiant Travel Company, including as Vice President of Marketing and Sales from May 2014 to June 2017. Additionally, Mr. Davis was previously an Adjunct Professor of Marketing and PR at California State University, Los Angeles. He holds an MBA from the Wharton School of the University of Pennsylvania.
Grant Whitney has served as our Chief Revenue Officer since May 2019. Prior thereto, he spent nine years at United Airlines from 2010 to 2018, most recently in the role of Vice President of Domestic Network Planning and Aircraft Scheduling from August 2016 to March 2018. Prior to that, Mr. Whitney served as Director of International Planning at US Airways, and spent 8 years at Northwest Airlines in various commercial and network-planning functions. Mr. Whitney holds a BA in Economics from Carleton College and an MBA from the Carlson School of Management at the University of Minnesota.
John Gyurci has served as our Chief Accounting Officer since October 2018. Mr. Gyurci previously served as Corporate Controller at MTS Systems Corporation, a global manufacturing company, from October 2017 to October 2018. Prior thereto, Mr. Gyurci served as Vice President of Financial Accounting & Reporting at Merrill

Corporation, a technology company, from July 2011 to October 2017. Prior to that, Mr. Gyurci served as Managing Director of Corporate Accounting & Reporting at Northwest Airlines. He received a BA in Accounting from the University of St. Thomas in St. Paul, Minnesota, and is also a CPA (inactive status) in the state of Minnesota.
Bill Trousdale has served as our Vice President of Financial Planning & Analysis and Treasurer since June 2018. Previously, he served as Vice President of Corporate Finance and Treasurer at Global Eagle Entertainment from May 2016 to October 2017. Prior thereto, Mr. Trousdale worked at Laureate Education from 2009 to 2016, most recently in the role of Vice President of Financial Transformation from October 2014 to March 2016. Prior thereto, he held senior finance positions at Northwest Airlines and US Airways. Mr. Trousdale received a BS in Mechanical Engineering from MIT and an MBA from Northwestern University.
Rose Neale is Sun Country Airlines’ General Counsel and Senior Vice President. Prior to being named General Counsel in July 2022, Ms. Neale was Associate General Counsel and Vice President of Airport Affairs, overseeing legal matters, airport relations and facilities. Prior to joining Sun Country in 2021, she was managing counsel of Castlelake, a top quartile private equity investment advisor where she had legal oversight for Castlelake’s aviation investments. She has also practiced corporate law and was legal counsel for an investment firm. She received her JD from the University of Arizona James E. Rogers College of Law and her BS from the University of Arizona. She has a Master of Laws in Taxation from New York University School of Law.

EXECUTIVE COMPENSATION
Executive Summary
The Company’s goal for its executive compensation program is to utilize a pay-for-performance compensation program that is directly related to achievement of the Company’s financial and strategic objectives. This program is designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success; (ii) provide compensation that rewards corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of stockholders through stock-based awards.
Summary Compensation Table
The following table sets forth the compensation paid or awarded to our named executive officers, or NEOs, by the Company and its affiliates for services rendered in all capacities to the Company and its affiliates in fiscal years 2021 and 2022:
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jude Bricker Chief Executive Officer	2022	$280,208	$—	$492,195(4)	$21,417	$793,820
	2021	$200,000	$345,500	$—	$21,592	$567,092
Dave Davis President and Chief Financial Officer	2022	$360,000	$148,500	$337,504	$16,564	$862,568
	2021	$360,000	$315,314	$—	$16,492	$691,806
Rose Neale General Counsel	2022	$213,125	$101,588	$400,000	$8,759	$723,472
(1)	Amounts for fiscal year 2022 reflect discretionary annual cash bonuses for performance in respect of fiscal year 2022.
Amounts for fiscal year 2021 reflect (i) for Mr. Bricker, a discretionary annual cash bonus of $245,500 for performance in respect of fiscal year 2021 and a one-time special performance bonus of $100,000, and (ii) for Mr. Davis, a discretionary annual cash bonus for performance in respect of fiscal year 2021.
(2)	The amounts reported reflect the grant date fair value of restricted stock units granted to our NEOs on June 9, 2022, calculated in accordance with FASB ASC Topic 718.
(3)
For each of our NEOs, the amounts under “All Other Compensation” for fiscal year 2022 represent the Company’s contributions in respect of life insurance and our 401(k) Plan ($11,662 for Mr. Bricker, $12,229 for Mr. Davis and $6,084 Ms. Neale), annual cell phone allowance ($780 for each of Messrs. Bricker and Davis), the Company’s contributions in respect of health savings accounts ($500 for each of Messrs. Bricker and Davis and Ms. Neale) and flight benefits under our Universal Air Travel Plan (“ATP”). Under the ATP, certain executives, including our NEOs, receive an annual dollar value that they may use for personal travel on our flights for themselves and certain qualifying friends and family. Each one-way flight taken is valued at $75, which is the average cost to us of a one-way flight. For fiscal 2022, each NEO received a travel bank under the ATP ($15,000 for Mr. Bricker, $12,500 for Mr. Davis and $10,000 for Ms. Neale). As the ATP benefit utilized by the executive is taxable income to the NEOs and the Company pays such taxes on a grossed up basis, the amounts reflected under “All Other Compensation” in respect of the ATP benefit utilized for fiscal 2022 were adjusted to $8,475, $3,055 and $2,175 for Messrs. Bricker, and Davis and Ms. Neale, respectively.

(4)
The Company granted 24,258 restricted stock units to Jude Bricker on June 9, 2022, with a grant date fair value equal to $492,195. Based on Treasury and SEC guidance, the grant inadvertently caused Mr. Bricker’s total compensation to temporarily exceed certain compensation restrictions applicable to the Company in connection with the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) by $318,710. Once the issue was identified, in January 2023, Mr. Bricker voluntarily rescinded the unvested portion of the grant that caused the compensation to exceed the CARES Act limit. Because the original equity grant was a grant on paper only, it did not result in Mr. Bricker receiving cash benefits in excess of his relevant total compensation threshold, and, as noted here, the excess amount was related to a portion of the equity award grant which had not yet vested and was subsequently rescinded.

Employment Arrangements with Named Executive Officers
Messrs. Bricker and Davis are party to employment agreements with the Company, which are in the process of being re-negotiated, and Ms. Neale is party to an employment letter with the Company.
Jude Bricker Employment Agreement
We entered into a second amended and restated employment agreement with Jude Bricker to serve as Chief Executive Officer of the Company, dated as of November 7, 2018. The agreement extends for an initial term of five years from April 11, 2018 until April 11, 2023, and shall thereafter be automatically extended for successive one-year periods, unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the initial term or any extended term. Pursuant to the employment agreement, Mr. Bricker’s annual base salary shall be no less than $200,000 and Mr. Bricker shall be eligible to receive a non-discretionary annual bonus equal to $60,000, and a discretionary performance-based annual bonus with a target equal to 200% of his annual base salary.
In connection with Mr. Bricker’s agreement, Mr. Bricker received an option to purchase shares of SCA common stock equal to 3% of the fully diluted total outstanding shares of SCA common stock, subject to the terms and conditions set forth in the SCA Acquisition Equity Plan and a non-qualified stock option agreement thereunder. Additionally, Mr. Bricker purchased $6,500,000 in shares of SCA common stock at the same indicative price per share paid by the Apollo Funds, a portion of which was paid through a Company loan to Mr. Bricker in exchange for a promissory note, with a principal amount equal to $2,500,000, which loan was repaid in February 2021.
Mr. Bricker is also entitled to travel benefits, including an annual credit of $15,000 in his ATP account for personal travel on Company scheduled flights for him and certain qualifying friends and family. Mr. Bricker may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Mr. Bricker’s ATP account. Upon the earlier of April 11, 2023 or a Change in Control (as defined in the SCA Acquisition Equity Plan), Mr. Bricker’s travel benefits will vest for his lifetime and be useable by Mr. Bricker for the remainder of his life.
In addition to the compensation and benefits described herein, Mr. Bricker’s employment agreement also provides for compensation and benefits under specified circumstances in connection with the termination of his employment, as described below under “-Potential Payments upon Termination.”
Mr. Bricker is subject to restrictive covenants, including non-competition during employment and for 18 months thereafter, non-solicitation of employees (including no-hire), consultants, customers and suppliers during employment and for 18 months thereafter, non-disclosure of confidential information for a perpetual period of time and non-disparagement by Mr. Bricker for a perpetual period of time.
Dave Davis Employment Agreement
Sun Country, Inc. entered into an employment agreement with Dave Davis to serve as Chief Financial Officer, effective as of April 11, 2018. Mr. Davis was thereafter promoted to President and Chief Financial Officer effective November 5, 2019. The agreement extends for a term of five years, until April 11, 2023. Pursuant to the employment agreement, Mr. Davis’ annual base salary beginning April 1, 2019 shall be no less than $360,000. Mr. Davis is also eligible to receive a discretionary annual bonus with a target equal to 75% of his base salary, Mr. Davis may request, subject to approval by the chief executive officer and the Board of Directors, a portion of his discretionary annual bonus to become guaranteed and payable.
In connection with Mr. Davis’ agreement, Mr. Davis received an option to purchase SCA common stock equal to 1.45% of the fully diluted total outstanding SCA common stock, subject to the terms and conditions set forth in the SCA Acquisition Equity Plan and a non-qualified stock option agreement thereunder. Additionally, Mr. Davis had the opportunity to purchase SCA common stock at the same indicative price per share paid by the Apollo Funds.
Mr. Davis is also entitled to travel benefits, including an annual credit of $12,500 in his ATP account for personal travel on Company scheduled flights for him and certain qualifying friends and family. Mr. Davis may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Mr. Davis’ ATP account. Upon the earlier of April 11, 2023 or a Change in Control (as defined in the SCA Acquisition Equity Plan), Mr. Davis’ travel benefits will vest for his lifetime and be useable by Mr. Davis for the remainder of his life.
In addition to the compensation and benefits described herein, Mr. Davis’ employment agreement also provides for compensation and benefits under specified circumstances in connection with the termination of his employment, as described below under “-Potential Payments upon Termination.”
Mr. Davis is subject to restrictive covenants, including non-competition during employment and for 12 months thereafter, non-solicitation of employees (including no-hire), consultants, customers and suppliers during employment and for 12 months thereafter, non-disclosure of confidential information for a perpetual period of time and non-disparagement by Mr. Davis for a perpetual period of time.

Rose Neale Employment Letter
Sun Country, Inc. entered into an employment letter with Rose Neale to serve as Senior Vice President and General Counsel, effective as of July 1, 2022, on an at-will basis. Pursuant to the employment letter, Ms. Neale’s annual base salary shall be $230,000. Ms. Neale is also eligible to receive a discretionary annual bonus. In connection with Ms. Neale’s employment letter, Ms. Neale was granted restricted stock units.
Ms. Neale is also entitled to travel benefits, including an annual credit of $10,000 in her ATP account for personal travel on Company scheduled flights for her and certain qualifying friends and family. Ms. Neale may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Ms. Neale’s ATP account.
In addition to the compensation and benefits described herein, Ms. Neale’s employment letter also provides for compensation and benefits under specified circumstances in connection with the termination of her employment, as described below under “-Potential Payments upon Termination.”
2022 Outstanding Equity Awards at Fiscal Year-End Table
The following table lists each NEO’s outstanding equity awards at the end of fiscal 2022.
Outstanding Equity Awards At Fiscal 2022 Year-End
Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)(3)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(4)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Jude Bricker	780,079	—	669,200	$5.30	11/21/2028	22,236	352,663
Dave Davis	190,948	—	267,679	$5.30	4/17/2029	15,247	241,817
	52,711	12,930	55,765	$15.17	11/19/2029
Rose Neale	20,150	23,272	37,175	$33.50	07/27/2031	18,072	286,622
(1)	Options were originally granted as options to purchase SCA common stock and were converted into options to purchase common stock in connection with the Reorganization Transactions.
(2)
For Messrs. Bricker and Davis, the time-based component of options granted in 2018 vested and became exercisable ratably on each of the first four anniversaries of April 11, 2018, subject to the holder continuing to provide services to the Company through each such vesting date, and are now fully vested. For Mr. Davis, the time-based component of options granted in November 19, 2019 vest and become exercisable ratably on each of the first four anniversaries of November 5, 2019, subject to the holder continuing to provide services to the Company through each such vesting date. Ms. Neale holds 7,758 outstanding options that are now fully vested. All time-based options accelerate and vest in full upon a Change in Control (as defined in the SCA Acquisition Equity Plan).

(3)
Performance-based options vest and become exercisable upon a Change in Control (as defined in the SCA Acquisition Equity Plan) subject to the satisfaction of performance-based criteria. Specifically, 33% of the performance-based options will vest and become exercisable upon a Change in Control if the Company’s private equity investors achieve a MOIC of 3.0x and 100% of the performance-based options will vest and become exercisable upon a Change in Control if the Company’s private equity investors achieve a MOIC of at least 5.0x. Vesting in respect of achievement between a MOIC of 3.0x and a MOIC of 5.0x is linearly interpolated. On certain “MOIC Test Dates” (i.e., months following our initial public offering), unvested performance-based options vest according to the following schedule based on achievement of a multiple equal to the ratio of (i) the sum of (A) the amount of all cash consideration, plus (B) the then-current value of the shares held by the Company’s private equity investors based on the volume weighted average price for the trailing ninety consecutive trading days immediately preceding the applicable MOIC Test Date to (ii) the amount of the Company’s private equity investors’ invested capital, provided that the amount of such invested capital shall not be reduced by distributions (the “TRMOIC”):

Months Post-IPO (“MOIC Test Date”)	% of Performance Based Options Eligible to Vest	Vested Amount Based on 3.0x TRMOIC	Vested Amount Based on 5.0x TRMOIC
12	25%	7.5%	25%
18	37.5%	11.25%	37.5%
24	50%	15.0%	50%
30	62.5%	18.75%	62.5%
36	75%	22.5%	75%
(4)
Vesting in respect of achievement between a TRMOIC of 3.0x and a TRMOIC of 5.0x will be linearly interpolated. On each MOIC Test Date, the percentage of the performance-based options that will vest on that date will be added to the percentage of the performance-based options that vested prior to the applicable MOIC Test Date, provided, however, that on any given MOIC Test Date, the total percentage of the performance-based options that may vest will not exceed the percentage shown for the applicable MOIC Test Date under the column heading “Vested Amount Based on 5.0x TRMOIC.”

(5)
Each of the NEOs were granted RSUs on June 9, 2022, which vest in 12 quarterly installments on the last day of each calendar quarter following the vesting commencement date (i.e., the last day of the first full calendar quarter following June 9, 2022), subject to the NEO’s continued employment through the applicable vesting date.

(6)
The Company granted 24,258 restricted stock units to Jude Bricker on June 9, 2022, with a grant date fair value equal to $492,195. Based on Treasury and SEC guidance, the grant inadvertently caused Mr. Bricker’s total compensation to temporarily exceed certain compensation restrictions applicable to the Company in connection with the CARES Act by $318,710. Once the issue was identified, in January 2023, Mr. Bricker voluntarily rescinded the unvested portion of the grant that caused the compensation to exceed the CARES Act limit. Because the original equity grant was a grant on paper only, it did not result in Mr. Bricker receiving cash benefits in excess of his relevant total compensation threshold, and, as noted here, the excess amount was related to a portion of the equity award grant which had not yet vested and was subsequently rescinded.

(7)
Amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $15.86, the closing price of our common stock on the last trading day of 2022.

Potential Payments Upon Termination
Upon a termination of employment for any reason, Messrs. Bricker and Davis and Ms. Neale would be entitled to (i) any amount of annual base salary earned, but not yet paid, through the termination date, (ii) any annual bonus for the year prior to the year of termination that was earned, but not yet paid, (iii) any reimbursable expenses owed and (iv) any amount arising from participation in, or benefits under, any employee benefit plans, programs or arrangements (including, where applicable, any death and disability benefits) (the “Accrued Obligations”). Pursuant to the terms of the option award agreements and RSU award agreements, all unvested options and RSUs would automatically terminate without consideration upon a termination of relationship with the Company for any reason.
Pursuant to Messrs. Bricker and Davis’ employment agreements, upon a termination of employment by the Company or its subsidiary without Cause (including a non-renewal by the Company or its subsidiary), or in the case of Mr. Bricker, a resignation by Mr. Bricker for Good Reason, each of Messrs. Bricker and Davis would be entitled to the following benefits, subject to execution of a general release of claims: (i) his Accrued Obligations and (ii) continued payment of his base salary until the earlier of the 12-month (for Mr. Bricker, 18-month) anniversary of the termination date and the first date that the executive violates any of his restrictive covenants after receipt of notice thereof and expiration of a 10-business day cure period.
Pursuant to Ms. Neale’s employment letter, upon a termination of employment by the Company without Cause, Ms. Neale would be entitled to the following benefits, subject to execution of a general release of claims: (i) her Accrued Obligations and (ii) continued payment of her base salary until the earlier of the 12-month anniversary of the termination date and the first date that she violates any of her restrictive covenants applicable to her.

For purposes of Messrs. Bricker and Davis’ employment agreement and Ms. Neale’s employment letter, Cause shall mean the executive’s: (i) indictment for, conviction of, or plea of guilty or nolo contendere to, any (x) felony, (y) misdemeanor involving moral turpitude, or (z) other crime involving either fraud or a breach of duty of loyalty with respect to the Company or any affiliates thereof, or any of its customers or suppliers, (ii) failure to perform duties as reasonably directed by the Board of Directors (other than as a consequence of disability) (for Ms. Neale, as reasonably directed by the President and Chief Financial Officer) after written notice thereof and failure to cure within ten business days of receipt of the written notice, (iii) fraud, misappropriation, embezzlement (whether or not in connection with employment), or material misuse of funds or property belonging to the Company or any of its affiliates, (iv) willful violation of the policies of the Company or any of its subsidiaries, or gross negligence in connection with the performance of his or her duties, after written notice thereof and failure to cure within ten business days of receipt of written notice, (v) use of alcohol that interferes with the performance of duties or use of illegal drugs, if either (A) the executive fails to obtain treatment within ten business days after receipt of written notice thereof or (B) the executive obtains treatment and, following return to work, the use of alcohol again interferes with the performance of the executive’s duties or the executive again uses illegal drugs, (vi) material breach of his employment agreement (for Ms. Neale, her employment letter), and failure to cure such breach within ten business days after receipt of written notice or (vii) breach of the confidentiality or non-disparagement provisions (excluding unintentional breaches that are cured within ten days after the executive becomes aware of such breaches, to the extent curable) or the non-competition and non-solicitation provisions to which the executive is subject. If, within 30 days subsequent to the termination of employment for any reason other than by the Company or its subsidiary for Cause, the Company or its subsidiary discovers facts such that the termination of employment could have been for Cause, the termination of employment will be deemed to have been for Cause for all purposes, and the executive will be required to disgorge to the Company or its subsidiary all amounts received under his employment agreement (for Ms. Neale, her employment letter), all equity awards or otherwise that would not have been payable to had such termination of employment been by the Company or its subsidiary for Cause.
For purposes of Mr. Bricker’s employment agreement, Good Reason shall mean any of the following actions are taken by the Company without his express written consent: (i) a material reduction of Mr. Bricker’s duties and responsibilities in his capacity as an employee of the Company, (ii) the relocation of Mr. Bricker’s principal office location by more than 50 miles from the Minneapolis, Minnesota area (provided that the same materially increases his commute), (iii) any material breach by the Company of any material term or provision of Mr. Bricker’s employment agreement or (iv) a material reduction in Mr. Bricker’s annual base salary; provided, that any such event shall not constitute Good Reason unless and until Mr. Bricker shall have provided the Company with written notice thereof no later than thirty days following the initial occurrence of such event and the Company shall have failed to fully remedy such event within thirty days of receipt of such notice, and Mr. Bricker shall have terminated his employment with the Company within ten days following the expiration of such remedial period.
For Messrs. Bricker and Davis, in the event that the payment of the severance benefits described above (together with any other payments or benefits) will result in Messrs. Bricker or Davis being subject to the excise tax imposed on certain “golden parachute” arrangements under Sections 280G and 4999 of the Code, the employment agreements provide that such payments and benefits will be reduced to the largest amount which can be paid without the imposition of such excise tax, but only if such reduction would result in the executive retaining a larger after-tax benefit than if he had received all payments and been subject to the excise tax.
In addition, on March 6, 2021, our Board of Directors approved letter agreements for each of Messrs. Bricker and Davis, which provide for certain post-termination health care benefits (collectively, “Post Termination Healthcare Benefits”). Specifically, if such executive is terminated for any reason other than “Cause”, he shall be eligible to receive COBRA continuation medical coverage for himself and his spouse and eligible dependents until the earlier of such executive (i) becoming eligible for coverage under another employer’s benefit plans or (ii) becoming eligible for Medicare. The cost of such coverage will be paid by the Company and reported as taxable income on an annual basis. The executive will also receive an additional amount of compensation so that such COBRA coverage will be on a tax free basis. If the Company determines that it would not be legally permitted to continue executive’s COBRA coverage under the Company’s medical plans, the Company shall, to the extent permitted by law, provide the executive with an amount of compensation on an annual basis (on an after tax basis) to enable executive to purchase a fully-insured insurance medical coverage policy for himself, his spouse and eligible dependents (provided that, such additional compensation will no longer be provided on the date the executive becomes eligible for coverage under another employer’s group health plan or Medicare).
Equity Compensation Plans
We currently maintain the SCA Acquisition Equity Plan. In connection with the Reorganization Transactions, all outstanding options to purchase SCA common stock were converted into options to purchase common stock.
2021 Omnibus Incentive Plan
In connection with our initial public offering, our Board of Directors adopted, and our stockholders approved, our 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which became effective in connection with the consummation of our initial public offering. As a result, we will not issue additional options under the SCA Acquisition Equity Plan. This summary is qualified in its entirety by reference to the Omnibus Incentive Plan.
Administration. The Compensation Committee of our Board of Directors administers the Omnibus Incentive Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Omnibus Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Omnibus Incentive Plan. The Compensation Committee has full discretion to administer and interpret the Omnibus Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the Omnibus Incentive Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Omnibus Incentive Plan.
Number of Shares Authorized. Pursuant to the Omnibus Incentive Plan, we have reserved an aggregate of 3,600,000 shares of our common stock for issuance of awards to be granted thereunder. No more than 3,600,000 shares of our common stock may be issued with respect to incentive stock options under the Omnibus Incentive Plan. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the Omnibus Incentive Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, will be $500,000, provided that the foregoing limitation will not apply to any awards issued to a non-employee director in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board of Directors. If any award granted under the Omnibus Incentive Plan expires, terminates, or is canceled or forfeited without being settled, vested or exercised, shares of our common stock subject to such award will again be made available for future grants. Any shares that are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, or any shares reserved for issuance, but not issued, with respect to settlement of a stock appreciation right, will not again be available for grants under the Omnibus Incentive Plan.
Shares of common stock withheld by, or otherwise remitted to the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on, or settlement of, an award, other than a stock option or SAR, will again be available for awards under the share pool.
Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Omnibus Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall (other than with respect to other cash-based awards) make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Omnibus Incentive Plan, the number of shares covered by awards then outstanding under the Omnibus Incentive

Plan, the limitations on awards under the Omnibus Incentive Plan, the exercise price of outstanding options, or any applicable performance measures (including, without limitation, performance conditions and performance periods), or such other equitable substitution or adjustments as the Compensation Committee may determine appropriate.
Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards or any combination of the foregoing. Awards may be granted under the Omnibus Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.” All awards granted under the Omnibus Incentive Plan will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee.
Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Omnibus Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option.
Options granted under the Omnibus Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Omnibus Incentive Plan, the exercise price of the options will not be less than the fair market value (or 110% of the fair market value in the case of a qualified option granted to a 10% stockholder) of our common stock at the time of grant (except with respect to Substitute Awards). Options granted under the Omnibus Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Omnibus Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically (other than with respect to options with an exercise price as of the end of the option period (prior to any such extension) that is not less than the fair market value of a share of common stock at such time) until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our common stock valued at the fair market value at the time the option is exercised, or any combination of the foregoing, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. No fractional shares of common stock shall be issued or delivered pursuant to the Omnibus Incentive Plan or any award, and the Compensation Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of common stock or whether such fractional shares of common stock or any rights thereto shall be canceled, terminated or otherwise eliminated.
Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the Omnibus Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Omnibus Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Omnibus Incentive Plan will be ten years from the date of grant.
Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the Omnibus Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.
Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our common stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our common stock earned in respect of such restricted stock unit award or in a combination of the foregoing, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our common stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.
Other Stock-Based Awards and Other Cash-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date, other awards denominated in shares of our common stock, or awards that provide for cash payments based in whole or in part on the value of our common stock and other cash-based awards under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Effect of Termination of Service a Change in Control. To the extent permitted under Section 409A of the Code, the Compensation Committee may provide, by rule or regulation or in any applicable award agreement, or may determine in any individual case, the circumstances in which, and to the extent which, an award may be exercised, settled, vested, paid or forfeited in the event of a participant’s termination of service prior to the end of a performance period or vesting, exercise or settlement of such award. In the event of a change in control, notwithstanding any provision of the Omnibus Incentive Plan to the contrary, the Compensation Committee may provide for: (i) continuation or assumption of outstanding awards under the Omnibus Incentive Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding awards (in the case of an option or SAR, the intrinsic value (i.e., the excess, if any, of the price or implied price per share in a change in control or other event over the exercise or hurdle price of such award, multiplied by the number of shares covered by such award at grant of such substitute award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding awards immediately prior to or as of the date of the change in control, and the expiration of such outstanding awards to the extent not timely exercised by the date of the change in control or other date thereafter designated by the Compensation Committee; or (iv) in the case of an option or SAR, cancelation in consideration of a payment in cash or other consideration to the participant who holds such award in an amount equal to the intrinsic value of such award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such change in control. For the avoidance of doubt, in the event of a change in control, the Compensation Committee may, in its sole discretion, terminate any option or SARs for which the exercise or strike price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction without payment of consideration therefor.
Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Omnibus Incentive Plan).
Amendment. The Omnibus Incentive Plan has a term of ten years. The Board of Directors may amend, suspend or terminate the Omnibus Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.
The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed and (iv) the Compensation Committee may not cancel any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a share of our common stock on the date of cancellation and pay any consideration to the holder thereof.
However, stockholder approval is not required with respect to clauses (i), (ii), (iii) and (iv) above with respect to certain adjustments on changes in capitalization.
Clawback/Forfeiture. Awards may be subject to clawback or forfeiture to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act) and/or the rules and regulations of Nasdaq or other applicable securities exchange, or if so required pursuant to a written policy adopted by the Company or the provisions of an award agreement.
Whistleblower Acknowledgments. Nothing in the Omnibus Incentive Plan or award agreement will (i) prohibit a participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require prior approval by the Company or any of its affiliates of any reporting described in clause (i).

U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Omnibus Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.
No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.
SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to the executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement. The existing regulations under Section 162(m) may provide us, as a new publicly traded company, transition relief from the $1,000,000 deduction limitation until our first stockholders meeting at which directors are elected in the year that is three years following the closing of our initial public offering. However, the IRS has requested comments from interested stakeholders on the application of Section 162(m) to new publicly traded companies in light of the Tax Cuts and Jobs Act, which was passed at the end of 2017, and which made significant changes to Section 162(m). It is possible that the IRS might narrow or eliminate the transition relief. In addition, we reserve the right to award compensation as to which a deduction may be limited under Section 162(m) where we believe it is appropriate to do so.
Director Compensation
2022 Director Compensation
During 2022, none of the members of our Board of Directors received any compensation from the Company for their services on the board, except as set forth below. For fiscal year 2022, non-employee directors received annual cash retainer fees equal to $50,000 and additional fees as follows: $20,000 for the Audit Committee Chair, $15,000 for the Compensation Committee Chair, $10,000 for the Nominating and Governance Committee Chair and $10,000 for the Safety Chair.
Name	Fees earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Marion Blakey	$53,750	$240,000	$—	$293,750
Patrick Kearney(4)	$—	$—	$—	$—
Thomas Kennedy	$70,000	$120,000	$—	$190,000
Antoine Munfakh(5)	$—	$—	$—	$—
Patrick O’Keeffe	$37,500	$240,000	$75	$277,575
Kerry Philipovitch	$52,500	$120,000	$450	$172,950
David Siegel(6)	$—	$—	$—	$—
Jennifer Vogel	$10,734	$120,000	$—	$130,734
(1)	This reflects fees earned or paid in cash in respect of services provided in fiscal year 2022. Mr. O’Keeffe and Ms. Vogel joined our Board of Directors on April 29, 2022 and October 14, 2022.

(2)
The amounts reported reflect the aggregate grant date fair value of each award granted in 2022, calculated in accordance with FASB ASC Topic 718. In 2022, certain directors were granted restricted stock units that vest on the first anniversary of the grant date, subject to continued service on our Board of Directors as follows: As of December 31, 2022, each of the directors held unvested, outstanding stock awards as follows:

Name	Grant Date	Number of Outstanding RSUs
Marion Blakey	6/16/2022	6,945
	1/11/2022	4,250
Thomas Kennedy	6/16/2022	6,945
Patrick O’Keeffe	6/16/2022	6,945
	5/3/2022	4,186
Kerry Philipovitch	6/16/2022	6,945
Jennifer Vogel	11/3/2022	6,414
(3)
The amounts under “All Other Compensation” represent the ATP benefit utilized by the director. For fiscal 2022, directors received a travel bank of $10,000 under the ATP. The value of this benefit is reported as taxable income with taxes on such income paid for by the Company

(4)	Mr. Kearney resigned from the Board on October 14, 2022.
(5)	Mr. Munfakh resigned from the Board on October 30, 2022.
(6)
Mr. Siegel resigned from the Board on March 7, 2023. In addition, in connection with Mr. Siegel’s departure from the Board, Mr. Siegel is entitled to the following benefits: (i) continued vesting of his options according to criteria applicable to the Company’s senior management team, (ii) permission to be privy to any changes made to the future vesting schedules of Messrs. Bricker and Davis, (iii) extension of Mr. Siegel’s period to exercise his vested options for five years after vesting and (iv) lifetime travel benefits on the Company’s (or its successor’s) flights, up to a maximum of $10,000 per year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions since the beginning of our 2022 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.
For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our General Counsel and Audit Committee.
The policy requires that notice of a proposed related person transaction be provided to the General Counsel prior to entry into such transaction. If the General Counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Intervine
We use Intervine Inc. (“Intervine”), an international management company providing clients worldwide in the travel industry with adult beverages, zero-alcoholic beverages, water, coffee, teas, snacks and tableware, for certain onboard beverage services. Kerry Philipovitch, a member of our Board, serves on Intervine’s Board of Directors. We expensed $15,120 for onboard beverage services with Intervine in 2022, which services were provided on an arms’ length basis.
ID90 Travel
We use ID90 Travel, Inc. (“ID90”), a travel services company providing airlines with services relating to employee travel, as a travel partner for employee travel. Patrick O’Keeffe, a member of our Board, serves on ID90’s board of advisors. We expensed $388,973.20 for employee travel services with ID90 in 2022, which services were provided on an arms’ length basis.
AAR Corp.
We use Trax USA Corp. (“Trax”), a provider of aircraft MRO and fleet management software and a subsidiary of AAR Corp. (“AAR”), a provider of aviation services to commercial and government operators, for certain fleet management software. Jennifer Vogel, our Chair, serves on AAR’s Board of Directors. We expensed approximately $215,000 for fleet management software with Trax in 2022, which services were provided on an arms’ length basis.
Swissport
We use Swissport International Ltd. (“Swissport”), an aviation services company providing airport ground and cargo handling services headquartered in Opfikon, Switzerland, for certain ground services. David Siegel, our former Chair, serves on Swissport’s Board of Directors. We expensed approximately $4.5 million for ground handling services with Swissport in 2022, which services were provided on an arms’ length basis.
Anuyu
We use Anuyu Corporation (“Anuyu”), a provider of media, content, connectivity and data analytics, as an in-flight Wi-Fi provider for a select few of our aircraft. Anuyu is partially owned by investment funds managed by affiliates of Apollo. We expensed approximately $550,000 for services with Anuvu in 2022, which services were provided on an arms’ length basis.
Rackspace
We use Rackspace Technology, Inc. (“Rackspace”), an end-to-end multicloud technology services company that designs, builds and operates cloud environments across all major technology platforms, for cloud-based services related to our external website and internal workflows. Rackspace is partially owned by investment funds managed by affiliates of Apollo. We expensed approximately $150,000 for services with Rackspace in 2022, which services were provided on an arms’ length basis.
Stockholders Agreement
On May 16, 2018, SCA Acquisition Holdings, LLC entered into the Amended and Restated Stockholders’ Agreement (as amended or modified from time to time, the “Stockholders Agreement”) with AP VIII (SCA Stock AIV), LLC (“Stock AIV”) and the co-investors and other stockholders party thereto, which imposes certain transfer restrictions and provides for the Company’s right to repurchase any common stock proposed to be sold by the holders party thereto and the Company’s right to repurchase any common stock held by such holders in the event they are terminated from their employment or consultancy with the Company. The Stockholders Agreement also provides Stock AIV with certain drag-along rights and the other holders party thereto with certain tag-along rights in the event of a disposition of the shares of common stock held by them. On January 31, 2020, in connection with the Reorganization Transactions, the Stockholders Agreement was amended and restated to reflect the Apollo Stockholder’s acquisition of SCA common stock from Stock AIV and our conversion to a corporation.
We further amended and restated the Stockholders Agreement in connection with our initial public offering to eliminate certain transfer restrictions and the repurchase, drag-along and tag-along rights and to provide that the Apollo Stockholder has the right, at any time until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 5% of the voting power of our outstanding common stock, to nominate a number of directors comprising a percentage of the board in accordance with its beneficial ownership of our outstanding common stock (rounded up to the nearest whole number), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of our outstanding common stock, the Apollo Stockholder will have the right to nominate a majority of the directors.
Additionally, the Stockholders Agreement also specifies that Amazon will have the right to nominate a member or an observer to our Board of Directors for so long as Amazon holds the 2019 Warrants or any shares of common stock issued upon exercise of the 2019 Warrants and the ATSA remains in effect.
Further, the Stockholders Agreement sets forth certain information rights granted to the Apollo Stockholder.
The Stockholders Agreement also provides that until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 25% of our issued and outstanding common stock, we will not take certain significant actions specified therein without the prior consent of the Apollo Stockholder, including:
•
amending, modifying or repealing (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation, our bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects the Apollo Stockholder and its affiliates;

•
issuing additional shares of our or our subsidiaries’ equity securities other than any award issued pursuant to an equity compensation plan approved by the stockholders or a majority of the Apollo Directors, or intracompany issuance among the Company and our wholly-owned subsidiaries;

•
merging or consolidating with or into any other entity, or transferring (by lease, assignment, sale or otherwise) all or substantially all of the Company’s and our subsidiaries’ assets, taken as a whole, to another entity, or enter into or agree to undertake any other transaction that would constitute a “change of control” as defined in the Stockholders Agreement (other than, in each case, transactions among the Company and our wholly-owned subsidiaries);

•
any material acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, other than acquisitions of aircraft or engines in the ordinary course of business and other ordinary course acquisitions with vendors, customers and suppliers;

•	any material disposition of any of our or our subsidiaries’ assets or equity interests, other than dispositions of aircraft or engines in the ordinary course of business;
•	undertaking any liquidation, dissolution or winding up of the Company, Sun Country, Inc. or any other material subsidiary of the Company;
•
the incurrence of indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $25.0 million, except for (i) debt under a revolving credit facility that has previously been approved or is in existence on the date of closing of our initial public offering, (ii) intercompany indebtedness or (iii) financing arrangements for aircraft and engines permitted to be acquired under the Stockholders Agreement;

•	hiring or terminating any executive officer of our Company or designating any new executive officer of the Company;
•	effecting any material change in the nature of the business of the Company and its subsidiaries, taken as a whole; or
•	a change in the size of our Board of Directors.
Registration Rights Agreement
On March 19, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Stockholder, Amazon, PAR Investment Partners, L.P. and certain of our existing holders of our common stock prior to our initial public offering (collectively, the “Holders”). Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Stockholder and, under certain circumstances, Amazon, may require that we register for public resale under the Securities Act all shares of common stock that it requests to be registered at any time, subject to the restrictions in the lock-up agreements, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $50.0 million.
In addition, the Apollo Stockholder and, under certain circumstances, Amazon, have the right to require us to register the sale of the common stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Stockholder also has the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and all Holders have the right to participate in these underwritten offerings.
If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Stockholder), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).
All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.
Income Tax Receivable Agreement
On March 19, 2021, we entered into an income tax receivable agreement pursuant to which our pre-IPO stockholders, which includes certain members of the Company’s management and certain members of the Company's Board of Directors, have the right to receive payment by us of 85% of the amount of cash savings, if any, in U.S. federal, state, local, and foreign income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of a change of control and certain subsidiary dispositions, as discussed below) for periods starting at least 12 months after the closing date of our initial public offering as a result of the utilization of our and our subsidiaries’ tax attributes existing at the time of our initial public offering. These tax attributes, which we refer to as the “Pre-IPO Tax Attributes,” include net operating loss carryforwards, deductions, tax basis and certain other tax attributes, in each case that relate to periods (or portions thereof) ending on or prior to the closing date of our initial public offering.
We expect to be able to utilize the Pre-IPO Tax Attributes. We expect that the Pre-IPO Tax Attributes will reduce the amount of tax that we and our subsidiaries would otherwise be required to pay in the future.
For purposes of the income tax receivable agreement, cash savings in income tax are computed by reference to the reduction in the liability for income taxes resulting from the utilization of the tax benefits subject to the income tax receivable agreement. The term of the income tax receivable agreement will continue until all relevant tax benefits have been utilized or expired.
Our counterparties under the income tax receivable agreement will not reimburse us for any payments previously made if such tax benefits are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in such circumstances we could make payments under the income tax receivable agreement that are greater than our and our subsidiaries’ actual cash tax savings.
Any future changes in the realizability of our Pre-IPO Tax Attributes in each case, attributable to periods prior to our initial public offering, will impact the amount of the liability that will be paid to our pre-IPO stockholders, which includes certain members of the Company’s management and certain members of the Company's Board of Directors. Assuming no material changes in the relevant tax law, that we and our subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the income tax receivable agreement and our current taxable income estimates, we would expect that future payments under the income tax receivable agreement will aggregate to approximately $103.8 million as of December 31, 2022. Based on our current taxable income estimates, we expect to pay the majority of this obligation by the end of our 2025 fiscal year. We plan to use cash flow from operations and availability under the Revolving Credit Facility to fund our obligations under the income tax receivable agreement.
If we undergo certain mergers, stock and asset sales, other forms of business combinations or other transactions constituting a “changes of control” as defined in the income tax receivable agreement, the income tax receivable agreement will terminate and we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement, which payment would be based on certain assumptions, including the assumption that we and our subsidiaries have sufficient taxable income to fully utilize the Pre-IPO Tax Attributes. Additionally, if we sell or otherwise dispose of any of our subsidiaries in a transaction that is not a change of control, we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement attributable to the tax benefits of such subsidiary that is sold or disposed of, applying the assumptions described above.
The income tax receivable agreement provides that in the event that we breach any of our material obligations under it, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under it or by operation of law as a result of the rejection of it in a case commenced under the United States Bankruptcy Code or otherwise, then all our payment and other obligations under the income tax receivable agreement will be accelerated and will become due and payable applying the same assumptions described above. Such payments could be substantial and could exceed our actual cash tax savings under the income tax receivable agreement. Payment obligations under the income tax receivable agreement are our obligations and not obligations of any of our subsidiaries. Because we are a holding company with no operations of our own, our ability to make payments under the income tax receivable agreement is dependent on the ability of our subsidiaries to make distributions to us. Our existing and future debt agreement, as well as restrictions in government programs, may restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the income tax receivable agreement. The actual utilization of the Pre-IPO Tax Attributes as well as the timing of any payments under the income tax receivable agreement will vary depending upon a number of factors, including the amount, character and timing of our and our subsidiaries’ taxable income in the future.
To the extent that we are unable to make payments under the income tax receivable agreement for any reason, other than due to restrictions under our or our subsidiaries’ indebtedness, such payments will be deferred and will accrue interest at a rate of LIBOR plus 5.00% per annum until paid. To the extent that we are unable to make payments under the income tax receivable agreement due to restrictions under our and our subsidiaries’ indebtedness, such payments will be deferred and will accrue interest at a rate of LIBOR plus 3.00% per annum until paid.
Based on our current income projections, we anticipate that payments under the income tax receivable agreement will be made when, and in amounts equal to 85% of, the cash tax saving we actually realize as a result of utilization of Pre-IPO Tax Attributes. However, due to the manner in which payments under the income tax receivable agreement are calculated, such payments may be greater than, and made in advance of, our actual cash tax savings attributable to the Pre-IPO Tax Attributes.
If we are prohibited from making payments under the income tax receivable agreement for tax benefits utilized during any periods pursuant to the CARES Act or other governmental programs, we will not be required to make such payments to Pre-IPO stockholders, which includes certain members of the Company’s management and certain members of the Company's Board of Directors, for tax benefits utilized during such periods. Further, if the Company enters into indebtedness with a government entity of the United States that prohibits payments and will not allow such payments to be deferred, then such payments will not need to be made.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with KPMG LLP (“KPMG”) the audited financial statements of the Company for the fiscal year ended December 31, 2022. The Audit Committee has discussed with KPMG the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of KPMG with that firm.
Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee:

Thomas C. Kennedy, Chairperson
Kerry Philipovitch
Jennifer Vogel

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.
	Year Ended December 31,
Fee Category	2022	2021
Audit Fees	$1,073,424	$601,800
Audit-Related Fees	118,079	543,978
Tax Fees	0	14,890
All Other Fees	0	0
Total	1,191,503	1,160,668
Audit Fees-primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and the issuance of consents and for other periodic reports or documents filed with the SEC.
Audit-Related Fees-represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including fees related to the Company’s filings with the SEC and related comfort letters for its initial public offering and secondary offerings, and annual PFC audit.
Tax Fees-represent amounts for tax compliance, tax advice, and tax planning services.
All Other Fees-consist of all other fees for services other than those in the above categories and primarily consist of non-audit due diligence procedures in connection with our mergers and acquisitions.
The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2018 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of KPMG LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.
The Board of Directors recommends that the stockholders vote FOR such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of the Record Date (or such other date indicated in the footnotes below), by:
•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;
•	each of our named executive officers for fiscal year 2022;
•	each of our current directors; and
•	all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 2005 Cargo Road, Minneapolis, MN 55450.
	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
SCA Horus Holdings, LLC(1)	18,832,497	33.5%
Blackrock, Inc.(2)	4,983,164	8.9%
The Vanguard Group(3)	3,450,992	6.1%
Capital International Investors(4)	3,173,836	5.6%
Named Executive Officers and Directors
Jude Bricker(5)	959,158	1.7%
Dave Davis(6)	292,518	*
Rose Neale(7)	24,082	*
Marion Blakey(8)	11,195	*
Thomas C. Kennedy(9)	9,900	*
Patrick O’Keeffe(10)	11,131	*
Gail Peterson	—	*
Kerry Philipovitch(11)	13,808	*
Jennifer Vogel	—	*
All current directors and executive officers as a group (15 persons)(12)	2,036,350	3.5%
*	Less than 1%.
(1)
The Apollo Stockholder is managed by a board of directors consisting of Patrick Kearney and Antoine Munfakh. Messrs. Kearney and Munfakh each disclaim any beneficial ownership of the shares of common stock held by the Apollo Stockholder except to the extent of their pecuniary interest therein. The address for the Apollo Stockholder is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(2)
Information regarding beneficial ownership of our common stock by Blackrock, Inc. is included herein based on a Schedule 13G filed with the SEC on February 3, 2023 relating to such shares beneficially owned as of December 31, 2022. The address for Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
Information regarding beneficial ownership of our common stock by The Vanguard Group is included herein based on a Schedule 13G filed with the SEC on February 9, 2023 relating to such shares beneficially owned as of December 31, 2022. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Information regarding beneficial ownership of our common stock by Capital International Investors is included herein based on a Schedule 13G filed with the SEC on February 13, 2023 relating to such shares beneficially owned as of December 31, 2022. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(5)	Number of shares of common stock beneficially owned includes 879,220 shares of common stock issuable upon the exercise of options within 60 days.
(6)	Number of shares of common stock beneficially owned includes 291,578 shares of common stock issuable upon the exercise of options within 60 days.
(7)	Number of shares of common stock beneficially owned includes 20,150 shares of common stock issuable upon the exercise of options within 60 days.

(8)	Number of shares of common stock beneficially owned includes 6,945 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(9)	Number of shares of common stock beneficially owned includes 6,945 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(10)	Number of shares of common stock beneficially owned includes 11,131 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(11)	Number of shares of common stock beneficially owned includes 6,945 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(12)
Number of shares of common stock beneficially owned includes 1,891,610 shares of common stock issuable upon the exercise of options within 60 days and 31,966 shares of common stock issuable upon the vesting of restricted stock units within 60 days.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to the fiscal year ended December 31, 2022, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during the fiscal year ended December 31, 2022, except for the following:
Filer	Date of Filing
Jude Bricker	6/13/2022;
3/22/2023
Bill Trousdale	8/10/2022
Greg Mays	6/13/2022
Dave Davis	6/13/2022
Eric Levenhagen	4/20/2022
Grant Whitney	6/13/2022
John Gyurci	6/13/2022;
8/10/2022
Brian Davis	3/21/2022;
4/4/2022;
4/21/2022
Thomas C. Kennedy	6/13/2022
Kerry Philipovitch	6/13/2022
David Siegel	6/13/2022
Jeff Mader	6/13/2022

STOCKHOLDER PROPOSALS
A holder of the Company’s common stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act”, respectively) must deliver the proposal to our principal executive offices (Sun Country Airlines Holdings, Inc., 2005 Cargo Road, Minneapolis, MN 55450) to the attention of our Secretary no later than the close of business on December 30, 2023 unless the date of the 2024 Annual Meeting is more than 30 days before or after June 14, 2024, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2024 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, other than any nomination for an Amazon Director or an Apollo Director, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.
We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.
In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy statement, either now or in the future, please contact the Legal Department by mailing a request to Sun Country Airlines Holdings, Inc., 2005 Cargo Road Minneapolis, MN 55450, or by calling our telephone number at 651-681-3900. Upon written or oral request to the Legal Department, we will promptly provide a separate copy of the Annual Report and this proxy statement and Notice of Internet Availability of Proxy Materials. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.
We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our Investor Relations website address is www.ir.suncountry.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2022, as filed with the SEC. Requests should be directed to Investor Relations, Sun Country Airlines Holdings, Inc., 2005 Cargo Road Minneapolis, MN 55450.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16727-P87845

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COUNTRY AIRLINES HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Withhold
1a. Marion Blakey	☐	☐
1b. Patrick O'Keeffe	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

V16728-P87845

SUN COUNTRY AIRLINES HOLDINGS, INC.
Annual Meeting of Stockholders
June 14, 2023 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rose Neale, General Counsel, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SUN COUNTRY AIRLINES HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 14, 2023, at www.virtualshareholdermeeting.com/SNCY2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side